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                                                                   Exhibit 16.1

     April 10, 2002

     Office of the Chief Accountant
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Dear Sir:

     We have read the first 4 paragraphs of Item 4 included in the Form 8-K/A dated April 10, 2002 of Documentum, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

     Very truly yours,


     /s/ Arthur Andersen LLP